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                                                                    EXHIBIT 99.1


                                 [EMAGEON LOGO]


CONTACT:          W. Randall Pittman, CFO, Emageon
                  205.980.7600
                  rpittman@emageon.com

EMAGEON ANNOUNCES RECORD BACKLOG OF $158 MILLION

BIRMINGHAM, AL -- (JANUARY 25, 2006) -- Emageon Inc. (NASDAQ: EMAG), a leading provider of enterprise visual medical systems to hospitals and healthcare networks, announced today that its contracted backlog at December 31, 2005 was a record $158 million, an increase of 34% over the backlog of $118 million at December 31, 2004. Contracted backlog represents the aggregate total of fees for contracted future installations and support of existing installations.

 "We have grown our backlog significantly both through the addition of new customers and by expanding our contracts with our current customer base," said Chuck Jett, Chief Executive Officer of Emageon. "Our acquisition of Camtronics in November, 2005 has extended our relationships to a total of over 600 hospitals, which provides us with a larger and more diversified platform for future growth."

Emageon expects to release its financial results for the fourth quarter and full year 2005 on February 27, 2006.


ABOUT EMAGEON INC.

Emageon provides an enterprise-level advanced visualization and infrastructure solution for the clinical analysis and management of digital medical images within multi-hospital networks, community hospitals and diagnostic imaging centers. Emageon's software, including its HeartSuite set of cardiology solutions from its Camtronics subsidiary, provides physicians in multiple medical specialties such as cardiology, radiology, and orthopedics, among others, with dynamic tools to manipulate and analyze images in two and three dimensions. With these tools physicians have the ability to better understand internal anatomic structure and pathology, which can improve clinical diagnoses, disease screening and therapy planning. Emageon's open standards-based solution is designed to help customers improve staff productivity, automate complex medical imaging workflow, lower total cost of ownership and provide better service to physicians and patients. For more information, please visit www.emageon.com.

This press release contains forward-looking statements about Emageon which represent the Company's current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this press release are based on Emageon's historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond its control. These risks, uncertainties and other factors include, among others, the risk that it may not compete successfully against larger competitors, risks associated with its history of operating losses, the risk that it may not manage its growth effectively, risks related to acquisitions (including the risk that the integration of the Camtronics acquisition could be delayed or not be completed at all), risks associated with its reliance on continuing relationships with large customers, the risk of significant product errors or product failures, its reliance on reseller arrangements for important components of its solution, the risk that it may not respond effectively to changes in its industry, its customers' reliance on third party reimbursements, and the potential impact on its business of FDA regulations and other applicable health care regulations. Additional information concerning these and other factors that could affect Emageon's


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financial and operating results may be found under the heading "Risk Factors"
and elsewhere in the Company's Form 10-K for the year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 31, 2005. Emageon undertakes no obligation to update these forward-looking statements or any other information provided in this press release except as may be required by law.

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